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                                                                EXHIBIT 10(1xxx)


                                 AMENDMENT NO. 3
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2000)

         NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 3 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective September 1, 2000) (the "Plan") effective as of July 1, 2001. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

         Section 2.6 of the Plan is hereby amended by adding the following words at the end thereof: "and NMHG Oregon, Inc."

                                    Section 2

         Sections 2.12 and 3.2(b) of the Plan are hereby amended by deleting the phrase "the Company" and replacing it with the phrase "an Employer" each time it appears therein.

                                    Section 3

         Section 3.2(b) of the Plan is hereby amended by deleting the phrase "Section 2.14(c)(ii)" and replacing it with the phrase "Section 2.12(b)(ii)" therein.

                                    Section 4

         Sections 7.2 and 10.7 of the Plan are hereby deleted in their entirety from the Plan.

                                    Section 5

         Section 9.2(b) of the Plan is hereby amended by adding the following new clause to the beginning thereof: "Except as provided in Article XI hereof,."

                                    Section 6

         A new Article XI is hereby added to the Plan, immediately following
Article X, to read as follows:

                                   "ARTICLE XI
              ADOPTION BY OTHER EMPLOYERS, TRANSFERS AND GUARANTEES

         SECTION 11.1. In general. The provisions of this Article shall apply notwithstanding any other provision of the Plan to the contrary.

         SECTION 11.2. Adoption of Plan by other Employers/Withdrawal.

         (a) Any Controlled Group Member may adopt the Plan with the written consent of the Company (on the authorization of the NACCO Industries, Inc. Benefits Committee). Any such adopting employer must (i) execute an instrument evidencing such adoption and (ii) file a copy of such Instrument with the Plan Administrator. Such adoption may be subject to such terms and conditions as the Company requires or approves. By this adoption of the Plan, Employers other than the Company shall be deemed to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.

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         (b) Notwithstanding the foregoing, in the case of any Employer that adopts the Plan and thereafter (i) ceases to exist, (ii) ceases to be a Controlled Group Member or (iii) withdraws or is eliminated from the Plan, it shall not thereafter be considered an Employer hereunder.

         (c) Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 10.6, treating the Employer as if it were the Company.

         SECTION 11.3. Expenses. The expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

         SECTION 11.4. Liability for Payment/Transfers of Employment.

         (a) Subject to the provisions of Subsections (b) and (c) hereof, each Employer shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to or on behalf of its Employees.

         (b) Notwithstanding the foregoing, if an Excess Retirement Benefit payable to or on behalf of a Participant is based on the Participant's employment with more than one Employer the following provisions shall apply:

         (i) Upon a transfer of employment, new Sub-Accounts shall be established for the transferred Participant. Excess Retirement Benefits which accrue following the transfer (along with earnings thereon) shall be credited to the new Sub-Accounts. Earning shall also continue to be credited to the Participant's Sub-Accounts which were established by the prior Employer.

         (ii) Upon distribution, each Employer shall be liable for the payment of the amounts credited to its respective Sub-Accounts and each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the amount of those payments.

         (c) Notwithstanding the foregoing, in the event that NMHG Oregon, Inc. is unable or refuses to satisfy its obligations hereunder with respect to the payment of Excess Retirement Benefits to its Employees, the Company (unless it is Insolvent) shall guarantee and be responsible for the payment thereof."

                           EXECUTED this 8th day of June, 2001.



                                            NACCO MATERIALS HANDLING GROUP, INC.



                                            By:   /s/ Charles A. Bittenbender
                                              ----------------------------------
                                            Title: Assistant Secretary



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